Registration No. 333-38970
Filed September 24, 2012

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Harleysville Savings Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania		23-3028464
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

271 Main Street Harleysville, Pennsylvania 19438 (215) 256-8828
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ronald B. Geib President and Chief Executive Officer Harleysville Savings Financial Corporation 271 Main Street Harleysville, Pennsylvania 19438 (215) 256-8828	Copies to: Kenneth B. Tabach, Esq. Eric M. Marion, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W. Washington, D.C. 20005 (202) 347-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-38970) (the “Registration Statement”) relates to the prior registration of 367,060 shares of common stock, par value $.01 per share, of Harleysville Savings Financial Corporation. (the “Company”) under the Company’s Dividend Reinvestment and Stock Purchase Plan.

The Company has terminated the registered offering of common stock of the Company pursuant to the Registration Statement under the Dividend Reinvestment and Stock Purchase Plan. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remained unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Harleysville, Commonwealth of Pennsylvania, on this 19th day of September 2012.

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

By: /s/ Ronald B. Geib
Ronald B. Geib
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Edward J. Molnar	Chairman of the Board	September 19, 2012
Edward J. Molnar

/s/ Ronald B. Geib	Director, President and Chief Executive	September 19, 2012
Ronald B. Geib	Officer (principal executive officer)

/s/ Brendan J. McGill	Executive Vice President, Treasurer and	September 19, 2012
Brendan J. McGill	Chief Financial Officer (principal
financial and accounting officer)

/s/ Sanford L. Alderfer	Director	September 19, 2012
Sanford L. Alderfer

/s/ Mark R. Cummins*	Director	September 19, 2012
Mark R. Cummins

Name	Title	Date

/s/ Thomas D. Clemens	Director	September 19, 2012
Thomas D. Clemens

/s/ Charlotte A. Hunsberger	Director	September 19, 2012
Charlotte A. Hunsberger

/s/ George W. Meschter	Director	September 19, 2012
George W. Meschter

/s/ James L. Rittenhouse	Director	September 19, 2012
James L. Rittenhouse

________________
*By Ronald B. Geib, Attorney-in-fact.